SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 27, 2006

ENVIROKARE TECH, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-26095	88-0412549

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

641 Lexington Avenue, 14th Floor New York, New York	10022

(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (212) 634-6333

    Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

    [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
    [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
    [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
    [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(d) The following individual has been elected to serve as a Director of the Registrant at a meeting of the Board effective on November 27, 2006.  The individual has accepted and agreed to serve as Director.

        Mr. John P. Sereda. Mr. Sereda has over 30 years of financial management experience.  His responsibilities have included debt and equity financing, treasury operations, pension management, insurance, mergers and acquisitions.  Mr. Sereda has held his current position as Vice President Finance and Treasurer of NOVA Chemicals ("NOVA") since 1998.  Prior to joining NOVA in 1989, Mr. Sereda had an extensive career in Corporate and Investment Banking with a major Canadian bank.  Mr. Sereda attended the Universities of Saskatchewan, Toronto and British Columbia where he received a degree in Economics and professional designations as an Associate of the Institute of Canadian Bankers (AICB) and as a Certified Cash Manager (CCM).

        Mr. Sereda is not anticipated to be appointed to a committee of the Board, and Mr. Sereda is not anticipated to receive compensation from serving in his capacity as Director of the Registrant’s Board.

SIGNATURE

        Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:	November 27, 2006

Envirokare Tech Inc.

Registrant

By:	/s/ George Kazantzis

George Kazantzis, President and COO